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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 27, 2001, relating to the financial statements and financial highlights which appear in the May 31, 2001 Annual Report to Shareholders of Interstate Tax Exempt Fund (1 of the 10 portfolios of Reserve Tax Exempt Trust), and the May 31, 2001 Annual Report to Shareholders of New York Tax-Exempt Fund (a portfolio of Reserve New York Tax-Exempt Trust), and California II Tax-Exempt Fund, Connecticut Tax-Exempt Fund, Florida Tax-Exempt Fund, Massachusetts Tax-Exempt Fund, Michigan Tax-Exempt Fund, New Jersey Tax-Exempt Fund, Ohio Tax-Exempt Fund, Pennsylvania Tax-Exempt Fund, and Virginia Tax-Exempt Fund (9 of the 10 portfolios of Reserve Tax-Exempt Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Investment Management, Distribution and Custodian Agreements - Custodian and Independent Accountants" in such Registration Statement.




     PricewaterhouseCoopers LLP

     New York, New York
     July 16, 2001